As filed with the Securities and Exchange Commission on November 16, 2005
                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                     --------------------------------------
                                ACTEL CORPORATION
             (Exact name of Registrant as specified in its charter)
                     --------------------------------------
          California                                             77-0097724
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              2061 Stierlin Court
                      Mountain View, California 94043-4655
                                 (650) 318-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                     --------------------------------------
                                  John C. East
                      President and Chief Executive Officer
                                Actel Corporation
                               2061 Stierlin Court
                      Mountain View, California 94043-4655
                                 (650) 318-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                     --------------------------------------
                                    Copy to:
                              Henry P. Massey, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
                                                   Amount                 Offering               Aggregate            Amount of
          Title of Securities                      to be                    Price                Offering            Registration
            to be Registered                   Registered(1)              Per Share              Price (2)               Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
1993 Employee Stock Purchase Plan,
Common Stock, $.001 par value ........           1,000,000                 $13.870            $13,870,000.00          $1,632.50
========================================= ========================= ====================== ====================== ==================
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1993 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 15, 2005.
================================================================================

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Actel Corporation (the "Company" or "Registrant") hereby incorporates by reference in this registration statement the following documents:

     A. The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     B. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 3, 2005, July 3, 2005 and October 2, 2005 filed pursuant to Section 13(a) of the Exchange Act.

     C. The description of the Company's Common Stock contained in the Company's Registration on Form 8-A as filed with the Securities and Exchange Commission (the "Commission") on October 24, 2003 pursuant to Section 12(b) of the 1934 Act and any amendments or reports filed with the Commission for the purpose of updating such description.

     D. The contents of the Company's Registration Statements on Form S-8 filed January 26, 2004 (No. 333-112215) and February 2, 1999 (No. 333-71627).

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

     As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registrant has entered into Indemnification Agreements with its directors and executive officers.

Item 8. Exhibits.

 Exhibit Number                                Documents
-----------------     ----------------------------------------------------------
     4.2*             1993 Employee Stock Purchase Plan, as amended and restated

     5.1              Opinion of Wilson Sonsini Goodrich & Rosati, a
                      Professional Corporation

    23.1              Consent of Independent Registered Public Accounting Firm

    23.2              Consent of Counsel (contained in Exhibit 5.1)

    24.1              Power of Attorney (see page 5)

*Incorporated by reference to the Exhibit 10.2 filed with Actel Corporation's Quarterly Report on Form 10-Q (File No. 0-21970) for the quarter ended July 3, 2005.

Item 9. Undertakings.

     (a)  Rule 415 offering: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant, Actel Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 16th day of November, 2005.

                                                    ACTEL CORPORATION


                                          By:        /s/ John C. East
                                             ---------------------------------
                                                       John C. East
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John C. East, Jon
A. Anderson and David L. Van De Hey his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                        Date
--------------------------  -------------------------------    -----------------
     /s/ John C. East       President and Chief Executive
--------------------------  Officer (Principal Executive
      (John C. East)        Officer) and Director              November 16, 2005



   /s/ Jon A. Anderson      Vice President of Finance and
--------------------------  Chief Financial Officer
    (Jon A. Anderson)       (Principal Financial and
                            Accounting Officer)                November 16, 2005


  /s/ James R. Fiebiger
--------------------------
   (James R. Fiebiger)      Director                           November 16, 2005


  /s/ Jacob S. Jacobsson
--------------------------
   (Jacob S. Jacobsson)     Director                           November 16, 2005


  /s/ J. Daniel McCranie
--------------------------
   (J. Daniel McCranie)     Director                           November 16, 2005


   /s/ Henry L. Perret
--------------------------
    (Henry L. Perret)       Director                           November 16, 2005


  /s/ Robert G. Spencer
--------------------------
   (Robert G. Spencer)      Director                           November 16, 2005

                                INDEX TO EXHIBITS

Exhibit Number                                Documents
--------------      ------------------------------------------------------------
     4.2*           1993 Employee Stock Purchase Plan, as amended and restated

     5.1            Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                    Corporation

    23.1            Consent of Independent Registered Public Accounting Firm

    23.2            Consent of Counsel (contained in Exhibit 5.1)

    24.1            Power of Attorney (see page 5)

* Incorporated by reference to the Exhibit 10.2 filed with Actel Corporation's Quarterly Report on Form 10-Q (File No. 0-21970) for the quarter ended July 3, 2005.

                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                  Telephone 650-493-9300 Facsimile 650-493-6811

                                November 16, 2005

Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about November 16, 2005 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of your Common Stock, $0.001 par value per share (the "Shares"), which may be issued pursuant to Actel Corporation's 1993 Employee Stock Purchase Plan (the "ESPP").

     As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the ESPP.

     It is our opinion that, when issued and sold in the manner described in the ESPP and pursuant to the agreements that accompany each grant under the ESPP, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Actel Corporation 1993 Employee Stock Purchase Plan of our reports dated March 9, 2005, with respect to the consolidated financial statements of Actel Corporation included in its Annual Report (Form 10-K) for the year ended January 2, 2005, Actel Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Actel Corporation, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


San Jose, California
November 16, 2005